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                                   EXHIBIT 23

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[letterhead of Accounting & Consulting Group, L.L.P.]




                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated August 16, 2002, accompanying the consolidated financial statements of Alamogordo Financial Corporation, which are incorporated within the Annual Report on Form 10-KSB for the year ended June 30, 2002. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8 (333-66942).

/s/ Accounting & Consulting Group, L.L.P.


Alamogordo, New Mexico
September 25, 2002